                  INVESTMENT ADVISORY AGREEMENT

          THIS AGREEMENT, dated and effective as of the 12th day of January, 1990, is made and entered into by and between ATLAS ASSETS, INC., a Maryland corporation (hereinafter called the "Company"), and ATLAS ADVISERS, INC., a California corporation (hereinafter called the "Adviser").

          WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

          WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

          WHEREAS, the Company is authorized to issue shares of capital stock in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Company intends to initially offer shares in five series (the "Initial Series"):

          Atlas Tax Free Money Fund
          Atlas California Double Tax Free Money Fund
          Atlas Tax Free Income Fund
          Atlas California Double Tax Free Income Fund
          Atlas U.S. Government and Mortgage Securities Fund.

The Company desires to retain the Adviser to render investment advisory services as described hereunder with respect to the Initial Series being herein collectively referred to as a "Series" and the Adviser is willing so to do.

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

     1. (a) Initial Series. The Company hereby appoints the Adviser to act as adviser and investment manager to the Initial Series for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

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          (b)  Additional Series.  In the event that the
     Company establishes one or more series of shares other than the Initial Series with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall so notify the Company in writing, whereupon such series of shares shall become a Series hereunder.

     The Adviser shall, for all purposes herein, be deemed an independent contractor and not an agent of the Company.

     2. (a) Subject to the supervision of the Company's Board of Directors ("Board"), the Adviser agrees to provide supervision of the portfolio of each Series and to determine what securities or other property shall be purchased or sold by each Series, giving due consideration to the policies of each Series as expressed in the Company's Articles of Incorporation, By-laws, Form N-1A Registration Statement ("Registration Statement") under the 1940 Act and under the Securities Act of 1933, as amended (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the status of each Series as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. In its duties hereunder, the Adviser shall further be bound by any and all determinations by the Board relating to investment policy, which determinations shall in writing be communicated to the Adviser.

          (b)  (i)  The Adviser shall provide adequate
          facilities and qualified personnel for the placement of, and shall place orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for each Series. With respect to such transactions, the Adviser, subject to such direction as may be furnished from time to time by the Board of Directors of the Company, shall endeavor as the primary objective to obtain the most favorable prices an executions of orders. Subject to such primary objective, the Adviser may place orders with brokerage firms which have sold shares of any Series or which furnish statistical and other information to the Adviser, taking into account the value and quality of the brokerage services of such brokerage firms, including the availability and quality of such statistical and other information. Receipt by the Adviser of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Adviser pursuant to Section 4 hereof.

               (ii) On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Series as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Adviser believes that to do so will be in the best interests of the Series. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

          (c) The Adviser will oversee the maintenance of all books and records with respect to the securities transactions of the Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Company any records which it maintains for the Company upon request by the Company.

          (d) The Adviser will oversee the computation of the net asset value and the net income of each Fund as described in the currently effective Registration Statement or as more frequently requested by the Board.

     3.   ADMINISTRATIVE DUTIES OF THE ADVISER.   The Adviser will administer
the affairs of each Fund subject to the supervision of the Board and the following understandings:

          (a) The Adviser will supervise all aspects of the operations of each Fund, including the oversight of transfer agency, custodial, pricing and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.

          (b) The Adviser will provide the Company and the Funds with such corporate, administrative and clerical personnel (including offices of the Company) and services as are reasonably deemed necessary or advisable by the Board.

          (c) The Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

          (d) The Adviser will provide the Company and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

          The Company will reimburse the Adviser for the expenses it incurs in providing the administrative services provided by the Adviser at the end of each calendar quarter upon presentation to the Company of an itemized schedule of such expenses.

     4.   FURTHER DUTIES.     In all matters relating to the performance of
this Contract, the Adviser will act in conformity with the Articles of Incorporation, By-Laws and Registration Statement of the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, and rules thereunder, and all other applicable federal and state laws and regulations.

     5. DELEGATION OF THE ADVISER'S DUTIES AS INVESTMENT MANAGER AND ADMINISTRATOR. With respect to one or more of the Funds, the Adviser may enter into on or more agreements ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which the Adviser delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Section 2 and 3 of this Agreement, provided that; (i) each Sub-Advisory and Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which the Adviser is subject with respect to the delegated services under Sections 2, 3 and 4 of this Agreement; (ii) each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) the Adviser shall not enter into a Sub-Advisory or Sub-Administration Contract unless it is approved by the Board prior to implementation.

     6. (a) Each Series shall pay to the Adviser on or before the tenth (10th) day of each month, as compensation for the services rendered by the Adviser during the preceding month, an amount to be computed by applying to the total net asset value of such Series the applicable annual rates set forth on Appendix A hereto:

          (b) The fees on Appendix A shall be computed and accrued daily at one three-hundred-sixty-fifth (1/365th) of the applicable rates set forth therein. The net asset value of each Series shall be determined in the manner set forth in the Articles of Incorporation, Prospectus and Statement of Additional Information of the Company after the close of the New York Stock Exchange on each day on which said Exchange is open, and in the case of Saturdays, Sundays, and other days on which said exchange shall not be open, in the manner further set forth in said Articles of Incorporation, Prospectus and Statement of Additional Information. In the event of termination other than at the end of a calendar month, the monthly fee shall be prorated for the portion of the month prior to termination and paid on or before the tenth (10th) day subsequent to termination.

     7. (a) The Adviser agrees to reduce the fee payable to it under this Agreement by the amount which the ordinary operating expenses of the Company for any fiscal year of the Company, excluding interest, taxes and extraordinary expenses, shall exceed the most stringent limits prescribed by any state in which the Company shares are offered for sale; provided that, within such limits, the Adviser shall be entitled to recover any such excess fees over any twelve-month period. Costs incurred in connection with the purchase or sale of portfolio securities, including brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Proper accruals shall be made by the Company for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by the Company to the Adviser. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year.

          (b) The above provision in subsection (a) with respect to expense limitation shall be calculated and administered separately with respect to each Series, as opposed to the Company in the aggregate, if and to the extent so required by state securities authorities.

          (c) The payment or assumption by the Adviser of any expense of the Company or any Series that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Company or any Series on any subsequent occasion.

     8. Nothing contained in this Agreement shall be construed to prohibit the Adviser from performing investment advisory, management, or distribution services for other investment companies and other persons or companies, or to prohibit affiliates of the Adviser from engaging in such businesses or in other related or unrelated businesses.

     9. The Company agrees (i) not to hold the Adviser or any of its officers or employees liable for, and (ii) to indemnify or insure the Adviser and its officers and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder (excepting matters as to which the Indemnified Parties shall be finally adjudged to have been guilty of willful misconduct or gross negligence, or in violation of applicable law) or arising out of an act or omission of the custodian, or of any broker or agent selected by the Adviser in a commercially reasonable manner.

     10. (a) This Agreement shall become effective with respect to the Initial Series on the date hereof (the "Effective Date") and, with respect to any additional Series, on the date of receipt by the Company of notice from the Adviser in accordance with Section 1(b) hereof that the Adviser is willing to serve as Adviser with respect to such Series. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two (2) years from the Effective Date with respect to the Initial Series and, with respect to each additional Series, until the day and month following the first anniversary of the date on which such Series becomes a Series hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Series so long as such continuance with respect to any such Series is approved at least annually (i) by either the Directors of the Company or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Series, and (ii) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. However, the continuance of this Agreement with respect to any Series is subject to the approval of this Agreement by a majority (as defined in the 1940 Act) of the outstanding voting securities of such Series on or before the next anniversary following the date on which such Series becomes a Series hereunder.

     Any approval of this Agreement by a majority (as defined in the 1940 Act) of the outstanding voting securities of any Series shall be effective to continue this Agreement with respect to any such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of any other Series affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company, unless such approval shall be required by any applicable law or otherwise.

          (b)  This Agreement may be terminated with respect to any

     Series at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company, on sixty (60) days' written notice to the Adviser, or by the Adviser on like notice to the Company.

          (c) This Agreement shall automatically and immediately terminate in the event of its assignment.

     11. (a) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


     12. This Agreement shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

ATLAS ASSETS, INC.                   ATLAS ADVISERS, INC.



By  /s/ Larry E. LaCasse           By  /s/ Larry E. LaCasse
---------------------------        ----------------------------
   Larry E. LaCasse                   Larry E. LaCasse
   Chief Operating Officer and        Chief Operating Officer and
    Senior Vice President              Senior Vice President





ATTEST:                                 ATTEST:


/s/ Louise Longley                      /s/ Louise Longley
----------------------------            --------------------------
Louise Longley                          Louise Longley
Secretary                               Secretary

Atlas Assets, Inc.
1901 Harrison Street
Oakland, California 94612

Ladies and Gentlemen:

This will confirm our agreement to modify the language of Section 9 of the Investment Advisory Agreement between us dated January 12, 1990 to read in full as set forth below. This modification will add the underlined words and delete the bracketed words indicated below, in order to reflect accurately in the Agreement the limitations of the Investment Company Act of 1940 with respect to indemnification (which limitations we acknowledge are applicable whether or not specifically referred to in Section 9).

     "Section 9. The Company agrees (i) not to hold the Adviser or any of its officers or employees liable for, and (ii) to indemnify or insure the Adviser and its officers and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder (excepting matters as to which the Indemnified Parties [shall be finally adjudged to] have been guilty of willful [misconduct] misfeasance, BAD BAITH, or gross negligence IN THE PERFORMANCE OF THEIR DUTIES, OR BY REASON OF THEIR RECKLESS DISREGARD OF THEIR OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT, or in violation of applicable law)
[or arising out of an act or omission of the custodian, or of any broker or agent selected by the Adviser in a commercially reasonable manner]."

Very truly yours,

ATLAS ADVISERS, INC.

By:   /s/ Larry E. LaCasse              Date:      11/1/91
   ------------------------                  --------------------

Title: Sr. Vice President
      ------------------------------

Agreed:  ATLAS ASSETS, INC.

By:   /s/ Larry E.LaCasse
   ---------------------------------

Title: Sr. Vice President
      ------------------------------

                  INVESTMENT ADVISORY AGREEMENT
                           APPENDIX A
                  AS AMENDED FEBRUARY 16, 1996


               Atlas National Municipal Money Fund
            (Formerly the Atlas Tax Free Money Fund);
              Atlas California Municipal Money Fund
   (Formerly the Atlas California Double Tax Free Money Fund);
                 Atlas U.S. Treasury Money Fund
   -----------------------------------------------------------

   On the Portion of
Daily Total Net Asset Value                  Annual Rate
---------------------------                  -----------
Assets up to $500 million                       .50%
Assets over $500 million                        .47 1/2%


               Atlas National Municipal Bond Fund
           (Formerly the Atlas Tax Free Income Fund);
              Atlas California Municipal Bond Fund
  (Formerly the Atlas California Double Tax Free Income Fund);
             Atlas U.S. Government Intermediate Fund
      (Formerly the Atlas U.S. Treasury Intermediate Fund);
       Atlas U.S. Government and Mortgage Securities Fund;
       Atlas National Insured Intermediate Municipal Fund; Atlas California Insured Intermediate Municipal Fund;
   -----------------------------------------------------------

   On the Portion of
Daily Total Net Asset Value                  Annual Rate
---------------------------                  -----------

Assets up to $500 million                         .55%
Assets over $500 million                          .50%


                  Atlas Growth and Income Fund;
                      Atlas Balanced Fund;
                  Atlas Strategic Growth Fund;
                  ----------------------------


   On the Portion of
Daily Total Net Asset Value                  Annual Rate
---------------------------                  -----------

Assets up to $100 million                         .70%
Assets between $100 million
  and $500 million                                .60%
Assets over $500 million                          .50%

                     Atlas Global Growth Fund
                     ------------------------

   On the Portion of
Daily Total Net Asset Value                  Annual Rate
---------------------------                  -----------

Assets up to $100 million                         .80%
Assets between $100 million
  and $500 million                                .75%
Assets over $500 million                          .70%


                   Atlas Strategic Income Fund
                   ---------------------------

   On the Portion of
Daily Total Net Asset Value                  Annual Rate
---------------------------                  -----------

Assets up to $100 million                         .75%
Assets between $100 million
  and $500 million                                .70%
Assets over $500 million                          .65%



                                  A-2